EXHIBIT 1
JOINT FILING AGREEMENT
This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, par value $0.001 per share, of Metaldyne Performance Group Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated: February 17, 2015
ASP MD INVESTCO L.P. By: ASP Manager Corp., its General Partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	President
AMERICAN SECURITIES PARTNERS VI, L.P. By: American Securities Associates VI, LLC, its General Partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
AMERICAN SECURITIES PARTNERS VI(B), L.P. By: American Securities Associates VI, LLC, its General Partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
AMERICAN SECURITIES PARTNERS VI(C), L.P. By: American Securities Associates VI, LLC, its General Partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
AMERICAN SECURITIES PARTNERS VI(D), L.P. By: American Securities Associates VI, LLC, its General Partner

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member

AMERICAN SECURITIES ASSOCIATES VI, LLC

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	Managing Member
AMERICAN SECURITIES LLC

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	President and Chief Executive Officer